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                                                                  EXHIBIT (d)(1)

                   AMENDMENT NO. 1 TO SHAREHOLDERS' AGREEMENT

         This Amendment No. 1 to the Shareholders' Agreement (this "Amendment") is entered into as of September 12, 2000 by and among MotorVac Technologies, Inc., a Delaware corporation (the "Company"), Erin Mills International Investment Corporation ("Erin Mills") and the directors and executive officers of the Company as listed on Schedule A attached hereto ("Management"), and amends the Shareholders' Agreement by and among the abovementioned parties dated as of July 31, 2000 (the "Agreement").

         Pursuant to Section 12.6 of the Agreement, the Company, Erin Mills and Management hereby enter into this Amendment as follows:

         A. Section 5 of the Agreement is hereby amended by adding at the end of such Section, after Section 5.3, the following as new Section 5.4:

         "5.4 Spouses' Consent. Any Shareholder married at the time of execution of the Agreement shall cause his spouse to execute the Spouse's Consent to the Agreement, in the form of Schedule B attached hereto."

         B. Section 10 of the Agreement is stricken in its entirety and restated to read as follows:

         "10. Effectiveness. This Agreement shall become effective ninety (90) days after the date of execution."

         C. Schedule B to the Agreement is hereby added to read as follows:

                               "CONSENT OF SPOUSE

         I, __________, spouse of ___________, approve the foregoing Shareholders' Agreement, as amended. In consideration of granting of the right to my spouse to purchase and sell shares of Common Stock of MotorVac Technologies, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

         I am aware that the legal, financial and related matters contained in the Agreement are complex, and that I am free to seek independent guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I waive such right."


Date:                         , 2000
      -----------------------

         D. The Agreement, as so amended, is in all respects ratified and confirmed.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Shareholders' Agreement as of the date first above written.

                                           "Company"

                                           MOTORVAC TECHNOLOGIES, INC.


                                           By
                                              ----------------------------------


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                                           ERIN MILLS INTERNATIONAL
                                           INVESTMENT CORPORATION


                                           By
                                              ----------------------------------


                                              ----------------------------------
                                              Lee Melody, Shareholder


                                              ----------------------------------
                                              David Nelson, Shareholder


                                              ----------------------------------
                                              Michael Arkell, Shareholder


                                              ----------------------------------
                                              John (Jack) Rome, Shareholder


                                              ----------------------------------
                                              Romy Laxamana, Shareholder


                                              ----------------------------------
                                              Stephen Greaves, Director


                                              ----------------------------------
                                              Ronald Monark, Director


                                              ----------------------------------
                                              Gerald Quinn, Director


                                              ----------------------------------
                                              A.J. "Rudy" Wolf, Director


                                              ----------------------------------
                                              Lee Melody, Director


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                                   SCHEDULE A

                             Schedule of Management


         Executive Officers                 Lee Melody
                                            David Nelson
                                            Michael Arkell
                                            John Rome
                                            Romy Laxamana


         Directors                          Stephen Greaves
                                            Ronald Monark
                                            Gerald Quinn
                                            A.J. "Rudy" Wolf
                                            Lee Melody



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